                                                                    Exhibit 10.5

CONFIDENTIAL
June 5, 2000


Dear Ron:

                  This letter (the "Agreement and Release") confirms your election to retire and resign from employment with Wit Capital Group, Inc. (the "Company") effective January 2, 2001. We express our gratitude for your services during the early stages of the evolution of the Company and wish you happiness and success in your retirement. Our mutual understanding and agreement with respect to the transition of your duties as Vice-Chairman, Co-CEO and President of the Company and the termination of your employment is as follows:

                  1. You hereby confirm that your employment with the Company and its subsidaries will be terminated effective at the close of business on January 2, 2001 (your "Termination Date"). Your resignation as President and Co-CEO of the Company and each of its subsidiaries is effective immediately. You will continue to serve as Vice-Chairman and a director of the Company until the October, 2000 regularly scheduled Board of Directors meeting. The Agreement represents your resignation from the Board effective immediately following the October Board of Directors meeting, or if that meeting is not held for any reason, effective on October 30, 2000 and from the Boards of the Company's subsidiaries, effective immediately.

                   2. You understand and agree that from this date until your Termination Date, you will cooperate with the Company in efficiently and effectively transitioning your job duties. During this period, you shall be a Senior Advisor to the Company. You will report directly to Robert Lessin, the Chief Executive Officer of the Company or his successor, and you agree to provide such transitional services as you may be requested to provide, including continuation of your services as a designated director for such companies as Wit Capital Europe Group, Inc., Wit Capital Japan, Inc. and enba, plc. After the Termination Date, you agree to make yourself reasonably available to assist the Company with regard to any matters that arose during the course of your employment with the Company about which you have knowledge.

                  3. If you have not revoked this agreement within the time period set forth in Section 15, your total and final compensation, payments and benefits from the Company (including payment for accrued vacation, severance, etc.) shall be as follows (in each case less applicable statutory deductions and withholdings):

Mr. Ronald W. Readmond
June 5, 2000
Page 2


                           (a) You will receive your regular base salary and
Guaranteed Bonus through your Termination Date, plus reimbursement for expenses in accordance with Company policy.

                           (b) You will receive a bonus for the year 2000 as if
you had been the Co-CEO for the entire year, applying the same measurements, objective and subjective, that are utilized for the other Co-CEO, subject to the provisions of this Section 3.(b). The bonus will be as determined by the Compensation Committee of the Board of Directors in its sole and absolute discretion and shall be paid at such time as the bonus payments for the year 2000 are paid to the senior executives of the Company. For purposes of evaluating your performance as part of the subjective evaluation that the Compensation Committee uses as one measure of determining the Co-CEO's bonus, the Compensation Committee shall consider your performance for the first six (6) months of 2000 to have been your performance for the entire year.

                           (c) You will have the right for ninety (90) days
following the Termination Date to exercise your vested stock options as of the Termination Date. If you have not revoked this Agreement within the time periods set forth in Section 15, the Company hereby (i) accelerates the vesting of the options granted to you on June 5, 1998 that are currently scheduled to vest on June 30, 2000, September 30, 2000 and December 31, 2000 so that each of those options is vested as of the next business day following the expiration of the periods set forth in Section 15 of this Agreement and (ii) accelerates the vesting of the options granted to you on June 5, 1998 that are currently scheduled to vest on March 31, 2001, June 30, 2001 and September 30, 2001 so that each of those options shall now be vested on January 2, 2001. In addition, if you have not revoked this Agreement within the time periods set forth in
Section 15 of this Agreement, the Restricted Stock Agreement dated as of April 30, 1999 between you and the Company is hereby amended so that the Shares (as defined in the Restricted Stock Agreement) that are scheduled to vest thereunder shall be vested on the next business day following the expiration of the periods set forth in Section 15. In all other respects, the Restricted Stock Agreement shall continue in effect. Section 1 of the Partial Recourse Note of April 30, 1999 relating to the purchase of the Shares is amended to provide that Subsections (ii) and (iii) are hereby deleted.

                                    Section 2 of the Partial Recourse Note of
April 30, 1999 is amended to include the following new sentences: "In the event that the Borrower, whether alone or as an individual proprietor, partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly, directly or indirectly engages in any business activity that competes with the Company or any of its

Mr. Ronald W. Readmond
June 5, 2000
Page 3


subsidiaries, or with any business planned to be engaged in by the Company or any of its subsidiaries during the term of the Borrower's employment by the Company, the entire unpaid outstanding principal amount and all accrued and unpaid interest thereon shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower. Notwithstanding anything to the contrary in this Section 2, the Borrower shall be entitled to make passive investments not exceeding five percent (5%) as a shareholder and you may continue serving as a director of companies for which you are currently serving in such capacity and may in the future serve as a director of other companies that may be deemed to be in competition with the Company with the prior written consent of the Board of Directors of the Company." You agree that your option grant of December 20, 1999 for two hundred thousand (200,000) options to purchase shares of the Company is hereby cancelled.

                           (d) You will continue to actively participate in all
the Company's benefit plans and programs as of your Termination Date at which time you will cease to be a participant thereunder in accordance with the terms thereof. You retain your right to benefits you have earned and are entitled to under specific terms of these plans through your Termination Date, and you may have conversion privileges under some of these plans. Specific information concerning these plans and your entitlements thereunder will be forwarded to you separately.

                           (e) You may continue to be covered under the
Company's group medical insurance program for a period of 18 months from your Termination Date (or such longer period as may be required by law) or until you experience a "COBRA" disqualifying event" (such as becoming covered by any other group health plan), whichever occurs first. This continued coverage shall be available at your own expense. Specific information on this program, including the rate structure, will be sent to you separately. Your coverage and cost levels are governed by and subject to adjustment in accordance with the terms of the documents governing the program.

                           (f) You will continue to occupy your current office
until the date of your resignation from the Board of Directors of the Company. The Company will provide you with secretarial assistance from your current secretary as long as she is employed by the Company as needed until the Termination Date.

                           (g) The Company will pay for the reasonable moving
expenses for the contents of your New York apartment to your home in Maryland. As of January 1, 2001, the Company shall be responsible for the lease on your New York apartment if the lease on the

Mr. Ronald W. Readmond
June 5, 2000
Page 4


apartment has not been cancelled or a sublease has not been entered into with respect to the remaining six (6) months of the term.

                           (h) As part of this Agreement, you shall be entitled
to retain through the Termination Date and thereafter the IBM laptop PC and Palm V that you are currently using.

                           (i) Your inability to perform your duties hereunder
due to your death or disability shall not forfeit your rights and entitlement to the payments and other benefits due under and in accordance with this Section 3.

                  4. Other than as set forth herein, you will not receive any compensation, payments or benefits of any kind from the Company or Releasees (as that term is defined below), and you expressly acknowledge and agree that you are not entitled to and will not receive any additional compensation, payments or benefits of any kind from the Company or Releasees, and that no representations or promises have been made to you to the contrary.

                  5. You understand and agree that you are receiving compensation, payments and/or benefits under this Agreement and Release that are in excess of those to which you are now or in the future may be entitled from the Company or Releasees, and that such compensation, payments and benefits are being provided to you in consideration for your acceptance and execution of, and in reliance upon your representations in, this Agreement and Release, and you acknowledge that such consideration is adequate and satisfactory to you.

                  6. In exchange for the compensation, payments, benefits and other consideration provided to you pursuant to this Agreement and Release, you agree as follows:

                           (a) You agree to accept the compensation, payments,
benefits and other consideration provided for in this Agreement and Release in full resolution and satisfaction of, and hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, REMISE AND FOREVER DISCHARGE the Company and Releasees from any and all agreements, promises, rights, liabilities, claims and demands of any kind whatsoever, in law or equity, whether known or unknown, asserted or unasserted, fixed or contingent, apparent or concealed, which you, your heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever existing, accruing, arising or occurring at any time on or prior to the date you execute this Agreement and Release, including, without limitation, any and all rights and claims arising out of or relating to your employment, compensation and benefits with the Company and/or the termination thereof, and

Mr. Ronald W. Readmond
June 5, 2000
Page 5


any and all contract claims, benefit claims, tort claims, fraud claims, claims for bonuses, defamation, disparagement and other personal injury claims, claims under any federal, state or municipal wage payment, discrimination or fair employment practices law, statute or regulation and claims for costs, expenses and attorneys' fees with respect thereto, except that the Company's obligations under this Agreement and Release shall continue in full force and effect in accordance with their terms. You further agree that this Agreement and Release shall act as a complete bar to any claim, demand or action of any kind, whatsoever which could be brought by you against the Company and Releasees. THIS RELEASE AND WAIVER INCLUDES, WITHOUT LIMITATION, ANY AND ALL RIGHTS AND CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE CIVIL RIGHTS ACT OF 1991, THE CIVIL RIGHTS ACT OF 1866 (42 U.S.C. SS. 1981), THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED, THE AMERICANS WITH DISABILITIES ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE FAIR LABOR STANDARDS ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE NEW YORK HUMAN RIGHTS LAW, AND ALL OTHER FEDERAL, STATE OR LOCAL STATUTES, ORDINANCES, REGULATIONS OR CONSTITUTIONAL PROVISIONS.

                           (b) By signing this Agreement and Release and by
acceptance of the compensation, payments, benefits and other consideration provided for herein, you WAIVE, RELEASE AND COVENANT NOT TO SUE the Company and Releasees with respect to any matter relating to or arising out of your employment, compensation and benefits with the Company and/or the termination thereof, and you agree that you will not file, charge, claim, sue or permit to be filed on your behalf any civil action, suit or legal proceeding against the Company or Releasees seeking personal equitable or mandatory relief for you in connection with any matter occurring at any time in the past concerning your employment relationship with the Company or on the basis of any claim arising out of or relating to your employment, compensation and benefits with the Company and/or the termination thereof, up to and including the date of this Agreement and Release, or involving any continuing effects of any acts or practices which may have arisen or occurred on or prior to the date of this Agreement and Release. You further agree and covenant that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding on your behalf against the Company or Releasees involving any matter occurring at any time in the past, you will not seek or accept any personal relief in such civil action, suit or legal proceeding, provided, however, that this waiver, release and covenant not to sue contained in this paragraph 6(b) shall not prohibit you from enforcing against the Company your rights under this Agreement and Release. You represent and affirm (i) that you have not filed any claim or demand for relief

Mr. Ronald W. Readmond
June 5, 2000
Page 6


against the Company or Releasees, (ii) that to the best of your knowledge and belief, there are no outstanding claims or demands for relief within the meaning of this paragraph 6(b), and (iii) that in the event any such claim or demand is or has been filed or comes to your attention you will immediately and without further notice take all actions within your control necessary to have such claim or demand withdrawn or dismissed with prejudice.

                           (c) For purposes of this Agreement and Release, the
terms "the Company and Releasees" includes the Company and their past, present and future direct and indirect parents, subsidiaries, affiliates, divisions, predecessors, successors, and assigns, and their respective past, present and future stockholders, officers, directors, representatives, agents and employees, in their official capacities, and all other related individuals and entities, jointly and individually, and this Agreement and Release shall inure to the benefit of and shall be binding and enforceable by all such entities and individuals.

                           (d) It is expressly understood and agreed that this
Agreement and Release shall act as a complete bar to any claim, demand or action of any kind whatsoever brought by you or on your behalf against the Company and Releasees including, without limitation, any claim, demand or action before a federal, state or municipal court or any arbitration tribunal, except for claims, demands or actions to enforce this Agreement and Release.

                  7. Nothing contained in this Agreement and Release shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company or Releasees, nor of any violation of any federal, state or municipal statute, regulation or principle of common law or equity. The Company expressly denies any wrongdoing of any kind in regard to your employment, or your termination.

                  8. As further consideration for the compensation, payments, benefits and other consideration provided to you pursuant to this Agreement and Release, you agree as follows:

                           (a) Except as provided in Section 3(h) and this
Section 8(a), you agree that on the Termination Date you will return to the Company all the Company property which includes, but is not limited to any keys, credit cards, I.D. cards, laptop computers, etc., and any and all original and duplicate copies of your work product and of files, calendars, books, records, notes, notebooks, manuals, computer disks, diskettes and any other magnetic and other media

Mr. Ronald W. Readmond
June 5, 2000
Page 7


materials you have in your possession or under your control belonging to the Company or Releasees or containing confidential or proprietary information concerning the Company or Releasees or their officers, directors, employees, consultants, customers or operations. You shall be entitled to retain all of your electronic files (including, without limitation, e-mails, calendars, contact lists) so long as the Company is provided with copies thereof.

                           (b) You agree that during the course of your
employment with the Company, you have had substantial access to trade secrets, copyrighted materials, proprietary computer software and programs, and other confidential and proprietary information and materials of or about the Company or Releasees or their legal and business affairs, operations, officers, directors, employees, consultants, vendors or customers (the "Confidential and Proprietary Information and Materials"). Such Confidential and Proprietary Information and Materials includes, without limitation, (i) marketing, promotional, advertising and business plans, studies, data, programs and strategies; (ii) existing and new or envisioned products; (iii) computer aided systems, software, strategies, designs, programs and plans; (iv) information and materials concerning past, present and prospective officers, directors, employees, consultants, customers, vendors, suppliers and business partners; (v) information and materials regarding past, present and prospective employment policies and procedures and employee benefits plans, policies and programs; (vi) studies and analyses, research and development projects and test data; (vii) marketing, sales, pricing, costs, and other business and financial data and projections; and (viii) information and materials developed from the foregoing information and materials, the disclosure of which to competitors of the Company or others would cause the Company to suffer substantial and irreparable damage. You recognize, therefore, that it is in the Company's legitimate business interest to restrict your disclosure or use of such Confidential and Proprietary Information and Materials for any purposes other than as agreed to in writing by the Company and to prohibit any potential appropriation of such Confidential and Proprietary Information and Materials by you for the benefit of the Company's competitors or to the detriment of the Company.

                           (c) Unless you shall first secure the Company's
written consent, you shall not directly or indirectly publish, disclose, market or use, or authorize, advise, hire, counsel or otherwise procure any other person or entity, directly or indirectly, to publish, disclose, market or use, any Confidential and Proprietary Information and Materials, including any Confidential and Proprietary Information and Materials of which you became aware or informed during your employment with the Company, whether such information is in your memory or embodied in writing or other form, unless such information becomes available to the public other than as a result of the disclosure thereof by you. Such Confidential and Proprietary Information and

Mr. Ronald W. Readmond
June 5, 2000
Page 8


Materials are and shall continue to be the exclusive proprietary property of the Company and Releasees, whether or not they were disclosed to or developed in whole or in part by you. Notwithstanding the foregoing, in the event you are requested pursuant to or required by applicable law or regulation or by legal process (including, but not limited to, oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential and Proprietary Information and Materials, you must immediately notify the Company of such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this paragraph 8. You agree to cooperate with the Company in seeking any such protective order.

                           (d) You will not make any statement or issue any
communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against the Company or Releasees, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

                           (e) You acknowledge and agree that the Company and
Releasees will suffer immediate, substantial damages not readily ascertainable or compensable in terms of money in the event of the breach of any of your obligations under this paragraph 8 of this Agreement and Release, and that the Company and Releasees shall therefore be entitled (without limitation of any other rights or remedies otherwise available to the Company and Releasees) to obtain temporary, preliminary and other appropriate injunctive relief from any court of competent jurisdiction prohibiting the continuance or recurrence of any such breach.

                  9. This Agreement and Release may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Agreement and Release, nor any future representation, promise or condition in connection with the subject matter of this Agreement and Release, shall be binding upon any party hereto unless made in writing and signed by such party.

                  10. This Agreement and Release shall be subject to and governed by and interpreted in accordance with the laws of the State of New York without regard to conflicts of law principles.

                  11. This Agreement and Release shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the

Mr. Ronald W. Readmond
June 5, 2000
Page 9


Company may merge or consolidate or to which the Company may sell all or substantially all its assets, and (ii) you and your executors, administrators, heirs and legal representatives. You may not sell or otherwise assign your rights, obligations or benefits under this Agreement and Release and any attempt to do so shall be void.

                    12. This Agreement and Release, together with the Restricted Stock Agreement dated as of April 30, 1999 and the Partial Recourse Note dated April 30, 1999 that are amended in Section 3 hereof, contain the entire agreement between us and supersedes and terminates any and all previous agreements between us, whether written or oral, except for (i) the Indemnification Agreement dated May 17, 1999 between us; (ii) the Restricted Stock Agreement, Partial Recourse Note and Pledge Agreement dated April 30, 1999; (iii) the outstanding stock option grants dated June 5, 1998; and (iv) those agreements relating to confidential and proprietary information, inventions, copyrights and the like which shall remain in force and effect in accordance with their terms. Specifically, your employment agreement of January 1, 1999 is terminated and your stock option grant of December 20, 1999 is cancelled. All prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement and Release. No waiver by either party of any provision or condition of this Agreement and Release at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time. All defined terms in this Agreement and Release apply equally to the singular and plural forms thereof.

                  13. The parties agree that this Agreement and Release may be specifically enforced in court and may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement and Release. In the event any action, suit or other proceeding is brought to interpret, enforce or obtain relief from a breach of this Agreement and Release, the prevailing party shall recover all such party's costs, expenses and attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  14. In the event any provision of this Agreement and Release shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portions shall remain in full force and effect. The unenforceability or invalidity of a provision of this Agreement and Release in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction.

Mr. Ronald W. Readmond
June 5, 2000
Page 10


                  15. BY SIGNING THIS AGREEMENT AND RELEASE, YOU CERTIFY THAT YOU HAVE READ THE TERMS OF THIS AGREEMENT AND RELEASE, AND THAT YOUR EXECUTION OF THIS AGREEMENT AND RELEASE SHALL INDICATE THAT THIS AGREEMENT AND RELEASE CONFORMS TO YOUR UNDERSTANDINGS AND IS ACCEPTABLE TO YOU AS A FINAL AGREEMENT. YOU FURTHER ACKNOWLEDGES AND AGREES THAT, PURSUANT TO PARAGRAPH 6 ABOVE, BY SIGNING THIS AGREEMENT AND RELEASE, YOU WAIVE AND RELEASE ANY AND ALL CLAIMS YOU MAY HAVE OR HAD AGAINST THE COMPANY AND RELEASEES, INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. YOU FURTHER ACKNOWLEDGE AND AGREE THAT YOU HAVE BEEN ADVISED OF THE OPPORTUNITY TO CONSULT WITH COUNSEL OF YOUR CHOICE AND THAT YOU HAVE BEEN GIVEN A REASONABLE AND SUFFICIENT PERIOD OF TIME OF NOT LESS THAN TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER AND RETURN THIS AGREEMENT AND RELEASE. YOU FURTHER ACKNOWLEDGE AND AGREE THAT UPON HIS EXECUTION AND RETURN OF THIS AGREEMENT AND RELEASE, YOU WILL BE PERMITTED TO REVOKE THE AGREEMENT AND RELEASE AT ANY TIME DURING A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING YOUR EXECUTION HEREOF. TO BE EFFECTIVE, THE REVOCATION MUST BE IN WRITING AND MUST BE HAND-DELIVERED OR TELECOPIED TO THE COMPANY WITHIN THE SEVEN (7) DAY PERIOD. THIS AGREEMENT AND RELEASE WILL NOT BE EFFECTIVE UNTIL THE SEVEN (7) DAY PERIOD HAS EXPIRED. IF THE AGREEMENT AND RELEASE IS REVOKED WITHIN THE AFOREMENTIONED SEVEN (7) DAY PERIOD, THIS AGREEMENT AND RELEASE WILL BE OF NO FURTHER FORCE OR EFFECT, AND NEITHER YOU NOR THE COMPANY WILL HAVE ANY RIGHTS OR OBLIGATIONS HEREUNDER.

                                                     Sincerely,

                                                     Wit Capital Group, Inc.


                                                     By:
                                                        ------------------------

BY SIGNING THIS AGREEMENT AND RELEASE, YOU ACKNOWLEDGE THAT YOU ARE COMPETENT, THAT YOU HAVE BEEN AFFORDED A TIME PERIOD OF 21 DAYS TO REVIEW AND CONSIDER THIS AGREEMENT AND RELEASE WITH AN ATTORNEY OF YOUR CHOICE, THAT SUCH TIME PERIOD IS A

Mr. Ronald W. Readmond
June 5, 2000
Page 11


REASONABLE AND SUFFICIENT TIME FOR SUCH REVIEW, THAT YOU HAVE READ, UNDERSTAND AND ACCEPT THIS AGREEMENT AND RELEASE AS FULLY AND FINALLY WAIVING ANY AND ALL CLAIMS, DEMANDS, DISPUTES AND DIFFERENCES OF ANY KIND WHATSOEVER WHICH YOU MAY HAVE HAD OR NOW HAVE AGAINST THE COMPANY, THAT NO REPRESENTATIONS, PROMISES OR INDUCEMENTS HAVE BEEN MADE TO YOU EXCEPT AS SET FORTH IN THIS AGREEMENT AND RELEASE, AND THAT YOU HAVE SIGNED THIS AGREEMENT AND RELEASE FREELY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS, AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.


__________________________________          Date:__________________
Ronald W. Readmond

I acknowledge that I have read
this Agreement and Release
and that I understand and
voluntarily accept its terms.


WITNESSED BY: ____________________